Name of Registrant:
Franklin California Tax-Free Trust

File No. 811-04356

Exhibit Item No. 77C Matter Submitted to a Vote of Security Holders

I. The Board of Trustees of Franklin California Tax-Free Trust
(the "Trust"), on behalf of Franklin California Ultra-Short Tax-Free Income Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway,
San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure
whereby the Fund's
investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	2,676,817	84.35%	44.96%	496,543	15.65%	8.34%
Terrence J. Checki	2,687,733	84.70%	45.14%	485,627	15.30%	8.16%
Mary C. Choksi	2,681,329	84.49%	45.04%	492,031	15.51%	8.26%
Edith E. Holiday	2,688,537	84.72%	45.16%	484,824	15.28%	8.14%
Gregory E. Johnson	2,679,841	84.45%	45.01%	493,519	15.55%	8.29%
Rupert H. Johnson, Jr.	2,680,526	84.47%	45.02%	492,834	15.53%	8.28%
J. Michael Luttig	2,687,733	84.70%	45.14%	485,627	15.30%	8.16%
Larry D. Thompson	2,676,817	84.35%	44.96%	496,543	15.65%	8.34%
John B. Wilson	2,687,733	84.70%	45.14%	485,627	15.30%	8.16%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
2,145,516	67.61%	36.04%	165,762	5.22%	530,896	16.73%	331,187	10.44%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	% Broker
Non-Vote	Passed (Y or N)
2,098,716	66.14%	35.25%	322,664	10.17%	420,793	13.26%	331,187	10.44%	Y

II. The Board of Trustees of Franklin California Tax-Free
Trust (the "Trust"), on behalf of Franklin California
Intermediate-Term Tax-Free Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure
whereby the Fund's
investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	82,171,107	96.47%	55.61%	3,003,518	3.53%	2.03%
Terrence J. Checki	82,159,334	96.46%	55.61%	3,015,291	3.54%	2.04%
Mary C. Choksi	82,201,774	96.51%	55.63%	2,972,851	3.49%	2.01%
Edith E. Holiday	82,205,173	96.51%	55.63%	2,969,452	3.49%	2.01%
Gregory E. Johnson	82,209,365	96.52%	55.63%	2,965,260	3.48%	2.01%
Rupert H. Johnson, Jr.	82,172,886	96.48%	55.61%	3,001,740	3.52%	2.03%
J. Michael Luttig	82,218,070	96.53%	55.64%	2,956,555	3.47%	2.00%
Larry D. Thompson	82,203,371	96.51%	55.63%	2,971,254	3.49%	2.01%
John B. Wilson	82,196,914	96.50%	55.62%	2,977,711	3.50%	2.02%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	% Broker
Non-Vote	Passed (Y or N)
56,775,666	66.66%	38.42%	3,881,224	4.56%	3,446,962
4.05%	21,070,769	24.74%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	% Broker
Non-Vote	Passed (Y or N)
2,098,716	66.14%	35.25%	322,664	10.17%	420,793	13.26%	21,070,769	24.74%	Y